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                                                                     Exhibit 2.2

                         AGREEMENT OF CONTROL AFFILIATE

         Reference is hereby made to that certain Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of July 17, 2001, by and among Covista Communications, Inc., CCI Acquisitions Corp. and Capsule Communications, Inc. ("Capsule"). Capitalized terms used herein without definition are as defined in the Merger Agreement.

         As a material inducement to Capsule to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, as the Control Affiliate, hereby agrees to accept the portion of the Merger Consideration issuable to such Control Affiliate in accordance with SECTION 1.5(a) of the Merger Agreement, such consideration being less than that paid to all other stockholders of Capsule.

Dated:  September 7, 2001

/s/ HENRY G. LUKEN, III
--------------------------
Henry G. Luken, III

AGREED TO AND ACCEPTED:

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
ATTEST:                                     COVISTA COMMUNICATIONS, INC.

/s/ THOMAS P. GUNNING                          /s/ A. JOHN LEACH, JR.
------------------------(SEAL)              By:-------------------------------
Secretary                                         Name:    A. John Leach, Jr.
                                                  Title:   President and Chief Executive Officer

ATTEST:                                     CCI ACQUISITIONS CORP.

/s/ THOMAS P. GUNNING                          /s/ A. JOHN LEACH, JR.
------------------------(SEAL)              By:-------------------------------
Secretary                                         Name:    A. John Leach, Jr.
                                                  Title:   President and Chief Executive Officer

ATTEST:                                     CAPSULE COMMUNICATIONS, INC.

/s/ RANDOLPH A. FRY                            /s/ DAVID B. HURWITZ
------------------------(SEAL)              By:-------------------------------
Chief Financial Officer                            Name:    David B. Hurwitz
                                                   Title:   President and Chief Executive Officer
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